Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock of Our Bond, Inc. and further agree that this Joint Filing Agreement (the “Agreement”) be included as an exhibit to such filings. Each party to this Agreement agrees that this Agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this September 29, 2026.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

EASTWARD FUND MANAGEMENT, LLC

By:	/s/ Dennis P. Cameron
Name:	Dennis P. Cameron
Title:	Chief Executive Officer

EASTWARD CAPITAL PARTNERS VIII, LP
by Eastward Capital Partners VIII GP, LLC,
its General Partner

By:	/s/ Dennis P. Cameron
Name:	Dennis P. Cameron
Title:	Manager

EASTWARD INVESTORS, LLC

By:	/s/ Dennis P. Cameron
Name:	Dennis P. Cameron
Title:	Manager

ELP 12, LLC

By:	/s/ Dennis P. Cameron
Name:	Dennis P. Cameron
Title:	Chief Executive Officer

ACM ALAMOSA EASTWARD LLC

By:	/s/ Dennis P. Cameron
Name:	Dennis P. Cameron
Title:	Manager

DENNIS P. CAMERON

By:	/s/ Dennis P. Cameron
Dennis P. Cameron, Individually